UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2014

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2501 McGavock Pike, Suite 1000, Nashville, Tennessee		37214
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 22, 2014, Kirkland's Inc. (the "Company") issued a press release and conducted a conference call regarding its sales and earnings results for its first fiscal quarter period ended May 3, 2014 (the "Press Release"). A copy of the Press Release and transcript of the conference call conducted by the Company are attached hereto as exhibit 99.1 and exhibit 99.2, respectively, and are being furnished, not filed, under item 2.02 of this Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On May 22, 2014, the Company announced that its Board of Directors authorized a stock repurchase plan providing for the purchase in the aggregate of up to $30 million of the Company’s outstanding common stock from time to time over the next 24 months. The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The stock repurchases may be made from time to time on the open market or in privately negotiated transactions. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

99.1 Press Release dated May 22, 2014 announcing the Company's first fiscal quarter financial results and other information.

99.2 Transcript of the May 22, 2014 conference call conducted by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

May 28, 2014	By:	/s/ W. Michael Madden

Name: W. Michael Madden
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 22, 2014, announcing the Company’s first fiscal quarter financial results and other information.
99.2	Transcript of the May 22, 2014 conference call conducted by the Company.